Exhibit 99

Form 3 Joint Filer Information

Name: General Atlantic Partners 54, L.P.

 General Atlantic Partners 57, L.P.

 General Atlantic Partners 60, L.P.

 GAP Coinvestment Partners, L.P.

 GAP Coinvestment Partners II, L.P.

Address:  c/o General Atlantic Service Corporation

     3 Pickwick Plaza

     Greenwich, CT  06830

Issuer and Ticker Symbol:  Hewitt Associates, Inc. (HEW)

Date of Event Requiring Statement:  10/1/04

Signatures:

General Atlantic Partners 54, L.P.

By:  General Atlantic LLC, its general partner

By:  /s/ Matthew Nimetz

       Title:  Managing Director

General Atlantic Partners 57, L.P.

By:  General Atlantic LLC, its general partner

By:  /s/ Matthew Nimetz

       Title:  Managing Director

General Atlantic Partners 60, L.P.

By:  General Atlantic LLC, its general partner

By:  /s/ Matthew Nimetz

       Title:  Managing Director

GAP Coinvestment Partners, L.P.

By:  /s/ Matthew Nimetz

       Title:  A General Partner

GAP Coinvestment Partners II, L.P.

By:  /s/ Matthew Nimetz

       Title:  A General Partner